                                                                    EXHIBIT 23.1




                        CONSENT OF INDEPENDENT AUDITORS'



We consent to the inclusion in the filing of Amendment Number 1 for the Registration Statement of United Financial Mortgage Corp. on Form SB-2 of our report dated July 11, 2003 on the financial statements of United Financial Mortgage Corp. appearing in the April 30, 20003 Annual Report on Form 10-KSB of United Financial Mortgage Corp. and to the reference to us under the caption "Experts" in the related prospectus.




                                                /s/ Crowe Chizek and Company LLC

Oak Brook, Illinois
November 5, 2003